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                                                                    EXHIBIT 99.2




                              ROHM AND HAAS COMPANY

                    Proxy for Annual Meeting of Stockholders

                                 June 21, 1999

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


         The undersigned hereby appoints R.L. Gupta, S.O. Moose, and J.L.
Wilson and each of them, with power of substitution, as proxies at the annual meeting of stockholders of ROHM AND HAAS COMPANY to be held on June 21, 1999, and at any adjournment thereof, and to vote shares of stock of the company which the undersigned would be entitled to vote if personally present. If the undersigned participates in the Rohm and Haas Employees Savings Plan, the undersigned also hereby directs the Trustees of the Employee Stock Ownership Trust and the Non-ESOP Thrift Fund to vote shares held in the Trusts as indicated on this card; failure to return this proxy constitutes an instruction to the Trustees to vote shares as directed by other participants.

         This proxy will be voted as directed with respect to the proposals referred to in Items 1 through 5 on the reverse side, but in the absence of such direction this proxy will be voted FOR the election of all nominees for director listed in Item 1, and FOR the proposals referred to in Item 2 through 5.

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       |     PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY    |
       |                     IN THE ENCLOSED ENVELOPE.                    |
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|    Please sign exactly as your name(s) appear(s) on this proxy card. Joint   |
|         owners should each sign personally. When signing as attorney,        |
|                 executor, administrator, trustee or guardian,                |
|                         please give your full title.                         |
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[X]      PLEASE MARK VOTES AS IN THIS EXAMPLE

         ROHM AND HAAS COMPANY


Mark box at right if an address change or comment has been noted on the reverse side of this card. [ ]


1.       Election of Directors.
         Nominee:                                   For All     With     For All
                                                    Nominees    Hold      Except
         W.J. Avery        S.O. Moose
         J.M. Fitzpatrick  G.S. Omenn                 [  ]      [  ]       [  ]
         E.G. Graves       R.H. Schmitz
         R.L. Gupta        A. Schriesheim
         D.W. Haas         M.C. Whittington
         T.W. Haas         J.L. Wilson
         J.A. Henderson
         J.H. McArthur
         J.P. Montoya

         Instructions: To withhold authority to vote for any nominee, mark the "For All Except" box and strike a line through the name(s) of the nominee(s) in the list provided above.

                                                     For     Against     Abstain
2.       Proposal to authorize the issuance          [  ]      [  ]       [  ]
         of shares of common stock in
         connection with the acquisition of
         Morton International, Inc.

                                                     For     Against     Abstain
3.       Proposal to amend the Certificate           [  ]      [  ]       [  ]
         of Incorporation to increase the
         authorized number of shares of
         Common Stock.

                                                     For     Against     Abstain
4.       Proposal to adopt the Rohm and              [  ]      [  ]       [  ]
         Haas 1999 Stock Plan.

                                                     For     Against     Abstain
5.       Proposal to amend the Certificate           [  ]      [  ]       [  ]
         of Incorporation to require that all
         future stockholders action be taken
         at a meeting of stockholders.

6.       In their discretion on such other
         business as may properly come
         before this meeting.



Please be sure to sign and date this Proxy. Date _______

Stockholder sign here _____________________

Co-owner sign here _______________________

DETACH CARD
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HAS YOUR ADDRESS CHANGED:               DO YOU HAVE ANY COMMENTS?

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